Exhibit 21.1

LIST OF SUBSIDIARIES OF AG TWIN BROOK BDC, INC.

Name	Jurisdiction
TWIN BROOK CAPITAL FUNDING XVIII, LLC	DELAWARE
TWIN BROOK EQUITY XVIII CORP.	DELAWARE